Exhibit 10.5

SECURITY AGREEMENT dated as of November 9, 2016 (this Agreement) between CM Finance SPV LLC, a limited liability company formed under the laws of the State of Delaware (the Pledgor), and Citibank, N.A., a national banking association acting through its Agency & Trust Division, as security agent for the Secured Parties referred to below (in such capacity, the Security Agent).

WHEREAS:

A. The Pledgor, the financial institutions and other lenders from time to time party thereto as “Lenders” (the Lenders) and Citibank, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the Administrative Agent), have entered into a Loan Agreement dated as of November 9, 2016 (the Loan Agreement).

B. To induce the Lenders to enter into the Loan Agreement and extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant to the Security Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined) as security for the Pledgor’s present and future obligations under the Loan Agreement and the Support Documents (collectively, the Secured Obligations). Accordingly, the parties hereto agree as follows:

1.	Definitions and Interpretation

Capitalized terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement. Terms used but not defined herein or in the Loan Agreement, if defined in the UCC, shall have the respective meanings given to such terms in the UCC. The principles of construction and rules of interpretation set forth in Section 1.2 of the Loan Agreement shall apply, mutatis mutandis, to this Agreement, with each reference to “this Agreement” in said Section 1.2 being a reference to this Agreement. In addition, as used herein, the following terms have the following respective meanings:

Accounts has the meaning specified in the Account Control Agreement.

Account Control Agreement means the Account Control Agreement dated as of the date hereof between the between the Pledgor, the Security Agent, Citibank, N.A., in its capacity as securities intermediary, and Virtus Group, LP, a Texas limited partnership, in its capacity as collateral administrator.

Administrative Agent has the meaning assigned to such term in the recitals hereto.

Agreement has the meaning specified in the first paragraph of this Agreement.

Assigned Agreements has the meaning specified in Section 2.1(c).

Authorized Officer means any officer of the Pledgor who is authorized to act for the Pledgor in matters relating to, and binding upon, the Pledgor, which, for the avoidance of doubt, shall include any duly appointed attorney-in-fact.

Cash means Money and any collected funds standing to the credit of any of the Accounts.

Certificated Securities has the meaning specified in Section 8-102(a)(4) of the UCC.

Collateral has the meaning specified in Section 2.

Collections means (a) all Interest Proceeds, (b) all Principal Proceeds and (c) any other amounts or other proceeds received with respect to the Collateral, including all distributions with respect thereto and any proceeds of collateral for, or any other supporting obligations in respect of, such Collateral or the relevant obligor’s obligation to make payments with respect thereto.

Credit Documents means the Loan Agreement and the Support Documents.

Custodial Account means the account, referenced as such, established pursuant to Section 6.2(a) and the Account Control Agreement.

Financial Asset has the meaning specified in Section 8-102(a)(9) of the UCC.

Instrument has the meaning specified in Section 9-102(a)(47) of the UCC.

Interest Collection Account has the meaning specified in the Account Control Agreement.

Lenders has the meaning assigned to such term in the recitals hereto.

Loan Agreement has the meaning assigned to such term in the recitals hereto.

Money has the meaning specified in Section 1-201(24) of the UCC.

Pledgor has the meaning specified in the first paragraph of this Agreement.

Pledgor Order means a written order or request dated and signed in the name of the Pledgor by an Authorized Officer of the Pledgor.

Principal Collection Account has the meaning specified in the Account Control Agreement.

Proceedings has the meaning specified in Section 8.7.

Secured Obligations has the meaning assigned to such term in the recitals hereto.

Secured Parties means the Loan Parties, the Security Agent Custodian and Citibank, N.A., in its capacity as securities intermediary under the Account Control Agreement.

Security Agent has the meaning specified in the first paragraph of this Agreement.

Security Agent Custodian has the meaning specified in Section 6.3(c).

UCC means the Uniform Commercial Code as in effect from time to time in the State of New York.

2.	Grant of Security Interest

As collateral security for the prompt payment in full and performance when due (whether at stated maturity, by acceleration, by liquidation or otherwise) of the Secured Obligations, the Pledgor hereby pledges to the Security Agent, for the ratable benefit of the Secured Parties, and grants to the Security Agent, for the ratable benefit of the Secured Parties, a valid first-priority continuing security interest in, lien on, and right of set-off against, all of its right, title and interest in, to and under all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, securities, investment property and any and all other property of any type or nature owned by it, wherever located, and whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (collectively, Collateral), including:

(a)	the Accounts;

(b)	all Debt Obligations, all Assignment Agreements and all of the Pledgor’s rights and remedies thereunder;

(c)	the Collateral Management Agreement and the Account Control Agreement, in each case, as each such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time (each, an Assigned Agreement and collectively, the Assigned Agreements), including (i) all rights of the Pledgor to receive amounts due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Pledgor for damages arising out of or for breach of or default under the Assigned Agreements, and (iv) the right of the Pledgor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and

(d)	all Collections and other proceeds with respect to any of the foregoing.

3.	Representations and Warranties

On each Representation Date, the Pledgor represents and warrants to the Secured Parties that:

3.1	Ownership of Collateral

Immediately before and immediately after giving effect to each transfer of Collateral by the Pledgor to the Security Agent for the benefit of the Secured Parties in accordance herewith, the Pledgor will have good and marketable title to such Collateral, the Pledgor will be the sole legal and beneficial owner of such Collateral, and the Pledgor will have the right to receive all Collections on such Collateral, in each case free and clear of all Liens other than the pledge, security interest, lien and right of set-off granted pursuant hereto. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Pledgor or any trade name of the Pledgor as debtor is on file in any recording office, except such as may have been filed in favor of the Security Agent for the benefit of the Secured Parties.

3.2	Security Interest

The Pledgor has full right to grant the pledge, security interest, lien and right of set-off in its rights in the Collateral to the Security Agent. Upon each transfer of Collateral by the Pledgor in the manner specified in Section 6.4, and after the other actions described in Section 6.2(a) and Section 6.4 have been taken by the appropriate parties, the Security Agent will have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to Section 9-315 of the UCC), which security interest will be prior to all other interests in such Collateral (in the case of proceeds, subject to Section 9-315 of the UCC). No filings (other than any financing statement contemplated by Section 4.3) or any other action (other than the execution and delivery of the Account Control Agreement) will be necessary to perfect such security interest in the Collateral.

3.3	Organization; Location

The Pledgor is a limited liability company formed under the laws of the State of Delaware, and the name of the Pledgor on the signature pages hereof is the name of the Pledgor indicated on the public record of the jurisdiction of incorporation, formation or organization of the Pledgor. All security certificates and instruments representing or evidencing investment property of the Pledgor (other than investment property credited to any securities account) have been delivered to the Security Agent. None of the Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Security Agent.

3.4	Assigned Agreements

The Assigned Agreements, true and complete copies (which may be in the form of electronic copies) of which have been furnished to the Security Agent, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified from the copies thereof most recently delivered to the Security Agent prior to the date hereof, are, as far as the Pledgor is aware and in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default or termination event under any Assigned Agreement with respect to the Pledgor (or to the knowledge of the Pledgor) or any other party thereto.

4.	Covenants

The Pledgor agrees that, until the payment, performance and satisfaction in full of the Secured Obligations and the expiration or termination of all obligations of the Pledgor under the Loan Agreement (other than contingent obligations for which no claim has been made):

4.1	Title Covenants

At no time shall the Pledgor create, permit or suffer to exist any Lien or security interest in the Collateral other than the pledge, security interest, lien and right of set-off granted pursuant hereto.

4.2	Security Agent May Perform

If (i) the Pledgor fails to perform any obligation to be performed by it contained herein after the Security Agent (acting solely at the direction of the Administrative Agent) has made a written request for the Pledgor to so perform such obligation or (ii) an Event of Default has occurred and is continuing, the Security Agent (acting solely at the direction of the Administrative Agent) may itself give, make, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers, and take such acts, as the Security Agent may reasonably determine to be necessary or desirable from time to time to create and perfect, and establish, preserve or otherwise protect the priority of, the pledge, security interest, lien and right of set-off of the Security Agent in the Collateral and otherwise perform, or cause performance of, any other such actions as the Administrative Agent shall determine is necessary or desirable in connection with such failure to perform, and the reasonable expenses of the Security Agent incurred in connection therewith shall be payable by the Pledgor and shall be part of the Secured Obligations.

4.3	Perfection, Etc.

The Pledgor shall:

(a)	give, make, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers and take any other actions, including, without limitation, fulfilling its obligations under the Account Control Agreement, that may be necessary or desirable (in the reasonable judgment of the Security Agent) to create and perfect, and establish, preserve or otherwise protect the priority of, the pledge, security interest, lien and right of set-off granted by it pursuant to Section 2 or to enable the Security Agent to exercise and enforce its rights hereunder with respect to such pledge, security interest, lien and right of set-off;

(b)	keep full and accurate books and records relating to the Collateral;

(c)	permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours, to inspect and make abstracts from its books and records pertaining to the Collateral and forward copies of all notices or other written communications received by it with respect to the Collateral to the Administrative Agent, all in such manner as the Administrative Agent may reasonably require; and

(d)	direct each obligor in respect of any Collateral to make any payments due or to become due in respect of such Collateral directly to the relevant subaccount of the Interest Collection Account or the Principal Collection Account, as applicable.

4.4	No Other Financing Statements

The Pledgor shall not file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Security Agent (or its nominee) is not named as the sole secured party.

4.5	Prior Parties; Care of Collateral

The Security Agent shall not be required to take steps necessary to preserve any rights against prior parties with respect to any of the Collateral.

4.6	Continuing Liability of the Pledgor

Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each interest and obligation included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and shall do nothing to impair the security interest of the Security Agent for the benefit of the Secured Parties in any Collateral (it being agreed that any actions expressly permitted by the Loan Agreement shall not be deemed to impair such security interest). The Security Agent shall not have any obligation or liability under any such interest or obligation by reason of or arising out of this Agreement or the receipt by the Security Agent of any payment relating to any such interest or obligation pursuant hereto, and the Security Agent shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor thereunder or pursuant thereto or to make any payment or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such interest or obligation or to present or file any claim or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

4.7	Limitation on Certain Changes

The Pledgor shall not, without at least 30 days’ prior written notice to the Security Agent (with a copy to the Administrative Agent), (a) change its location (within the meaning of Section 9-307 of the UCC) or (b) change its corporate name from the name shown on the signature pages hereto.

4.8	Further Assurances

The Pledgor agrees that, from time to time upon the written request of the Administrative Agent, and the Pledgor shall, at its expense, promptly execute and deliver such further documents and do such other acts and things as the Administrative Agent may request in order fully to effect the purposes of this Agreement.

4.9	Limitation on Transfers

The Pledgor agrees that it will not (a) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral expressly permitted under the terms of the Loan Agreement, or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, security interest, lien and right of set-off created under this Agreement and other Liens (if any) expressly permitted under the Loan Agreement.

4.10	As to the Assigned Agreements

(a)	Performance, Etc. The Pledgor shall at its expense:

(i)	perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Security Agent (acting solely at the direction of the Administrative Agent, itself acting reasonably); and

(ii)	furnish to the Security Agent promptly upon receipt thereof copies of all notices, requests and other documents received by the Pledgor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Security Agent such information and reports regarding the Assigned Agreements and such other Collateral as the Security Agent may request (acting solely at the direction of the Administrative Agent, itself acting reasonably) and (B) upon request of the Security Agent (acting solely at the direction of the Administrative Agent) make to each other party to the Assigned Agreements such demands and requests for information and reports or for action as the Pledgor is entitled to make thereunder.

(b)	No Cancellation, Termination, Amendment, Etc. The Pledgor agrees that it will not, except to the extent otherwise permitted under the Loan Agreement or with the prior written consent of the Security Agent (acting solely at the direction of the Administrative Agent):

(i)	cancel or terminate any Assigned Agreement or consent to or accept any cancellation or termination thereof;

(ii)	amend, amend and restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;

(iii)	waive any default under or breach of any such Assigned Agreement; or

(iv)	take any other action in connection with any such Assigned Agreement that would impair the value of the interests or rights of the Pledgor thereunder or that would impair the interests or rights of the Security Agent.

(c)	Payments under Assigned Agreements. The Pledgor agrees, and has effectively so instructed each other party to each Assigned Agreement, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to the Collection Accounts.

5.	Remedies

5.1	Remedies

At any time that an Event of Default shall have occurred and be continuing:

(a)	the Pledgor shall, at the request of the Security Agent (acting solely at the direction of the Administrative Agent), assemble any Collateral not held pursuant to the Account Control Agreement at such place or places, reasonably convenient to both the Security Agent and the Pledgor, designated in such request;

(b)	the Security Agent (acting solely at the direction of the Administrative Agent) may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments or otherwise modify the terms of any of the Collateral;

(c)	the Security Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Security Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such actions as may be appropriate to give effect to such right);

(d)	the Security Agent (acting solely at the direction of the Administrative Agent) may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral but shall be under no obligation to do so;

(e)	the Security Agent may set-off any amounts payable by the Pledgor with respect to any Secured Obligations against any Collateral in the form of Cash;

(f)	subject to the following provisions of this Section 5.1, the Security Agent may (acting solely at the direction of the Administrative Agent), upon 10 days’ prior written notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Security Agent or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, in a commercially reasonable manner, at such place or places as the Security Agent deems best in such manner, and for Cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Security Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Pledgor, any such demand, notice, claim and right or equity being hereby expressly waived and released to the extent permitted by law. Subject to the following provisions of this Section 5.1, the Security Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

(g)	all funds or other property received by the Pledgor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Security Agent (for and on behalf of the Secured Parties), shall be segregated from other funds and property of the Pledgor and shall (i) in the case of funds, be applied as provided in Section 5.2 and (ii) in the case of other property, be forthwith delivered to the Security Agent in the same form as so received (with any necessary indorsement).

The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Security Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by its counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Security Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 9-610 of the UCC states that the Secured Parties are able to purchase the Collateral only if the Collateral is sold at a public sale. The Pledgor has been advised that staff of the Securities and Exchange Commission have issued various no action letters describing procedures which, in the view of the such staff, permit a default sale of securities to occur in a manner that is public for purposes of Article 9 of the UCC, yet not public for purposes of Section 4(a)(2) of the Securities Act. The Pledgor has been advised that the UCC permits the Pledgor to agree on the standards for determining whether a Secured Party has complied with its obligations under Article 9 of the UCC. Pursuant to the UCC, the Pledgor hereby specifically agrees (x) that it shall not raise any objection to any Secured Party’s purchase of the Collateral (through bidding on the obligations or otherwise) and (y) that a default sale conducted in conformity with the principles set forth in the no action letters promulgated by such staff (1) shall be considered to be a “public” sale for purposes of the UCC, (2) shall be considered commercially reasonable notwithstanding that such Secured Party has not registered or sought to register the Collateral under the Securities Act, even if the Pledgor agrees to pay all costs of the registration process, and (3) shall be considered to be commercially reasonable notwithstanding that such Secured Party purchases the Collateral at such a sale.

The Security Agent shall incur no liability as a result of the sale of any Debt Obligation, or any part thereof, at any private sale pursuant to this Section 5.1 conducted as provided in the foregoing paragraphs of this Section 5.1. To the extent the sale of a Debt Obligation is conducted as provided in the foregoing paragraphs of this Section 5.1, the Pledgor hereby waives any claims against the Security Agent arising by reason of the fact that the price at which such Debt Obligation may have been sold at any private sale effected as provided above was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

The proceeds of each collection, sale or other disposition under this Section 5.1 shall be applied in accordance with Section 5.2.

5.2	Application of Proceeds

The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto (including any amounts on deposit in, or otherwise standing to the credit of, the Custodial Account) shall be deposited into the Collection Account and applied by the Security Agent in the manner and priority set forth in Section 3.7(g) of the Loan Agreement.

5.3	Power of Attorney and Security Agent May Perform

(a)	The Security Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose, during any period when the Security Agent is attempting to sell all or any portion of the Debt Obligations pursuant to Section 5.1(f), of taking any action and executing any instruments which the Security Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (including with respect to the exercise of any remedies hereunder against the Pledgor), which appointment as attorney-in-fact is irrevocable and coupled with an interest.

(b)	If the Pledgor fails to perform any of its obligations contained herein, the Security Agent may take such action (acting solely at the direction of the Administrative Agent) to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any requirement to do so and without notice, itself perform, or cause performance of, such obligation, and the expenses of the Security Agent incurred in connection therewith shall be payable by the Pledgor.

6.	Custodial Account and Collection Accounts

6.1	Collection of Money

Except as otherwise expressly provided herein, while an Event of Default has occurred and is continuing, the Security Agent shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Security Agent. All amounts so received or collected shall be deposited in the Collection Accounts.

6.2	Custodial Account; Collection Accounts

(a)	The Security Agent has specified in the Account Control Agreement that it has established a single, segregated trust account which shall be designated as the Custodial Account (which may include any sub-accounts thereof established by the Security Agent for administrative purposes), a single, segregated trust account which shall be designated as the Interest Collection Account, and another single, segregated trust account which shall be designated as the Principal Collection Account, each of which shall be held in the name of the Security Agent and over which, except as expressly provided herein or in the Account Control Agreement, the Security Agent shall have exclusive control and the sole right of withdrawal. Any reference in this Agreement to the “Custodial Account”, the “Interest Collection Account” or the “Principal Collection Account” shall, unless otherwise expressly provided, include a reference to any sub-account of the Custodial Account, the Interest Collection Account, and the Principal Collection Account, respectively.

To the extent that an obligor does not make the applicable payment directly to the Interest Collection Account or the Principal Collection Account, as the case may be, the Pledgor shall from time to time: (i) deposit into the Interest Collection Account, immediately upon its receipt thereof, (A) all Interest Proceeds (including all proceeds received from the disposition of any Collateral by the Pledgor, all Collections with respect to the Collateral and all other funds received by the Pledgor in respect of the Collateral, in each case, that are attributable as Interest Proceeds) and (B) any other amounts that are received by the Pledgor that are not required hereunder to be deposited into the Principal Collection Account; and (ii) deposit into the Principal Collection Account, immediately upon its receipt thereof, (A) all Principal Proceeds (including all proceeds received from the disposition of any Collateral by the Pledgor, all Collections with respect to the Collateral and all other funds received by the Pledgor in respect of the Collateral, in each case, that are attributable as Principal Proceeds), (B) any proceeds of any advance made under Section 2.2 of the Loan Agreement that is not immediately applied to the purchase of a Debt Obligation and (C) any funds contributed in cash to the capital of the Pledgor.

The provisions of this Section 6.2 are subject to the terms of the Account Control Agreement.

(b)	By Pledgor Order executed by an Authorized Officer of the Pledgor (which may be in the form of standing instructions), the Pledgor shall at all times direct the Security Agent to invest all funds on deposit in the Accounts as so directed in Eligible Investments in accordance with Sections 3.7(a) and 3.7(b) of the Loan Agreement. Absent such prior written specific investment direction, all such funds shall be held uninvested.

(c)	On any date on which interest is due and payable under the Loan Agreement (including any Payment Date), the Pledgor shall by Pledgor Order executed by an Authorized Officer of the Pledgor, delivered to the Security Agent, direct the Security Agent to withdraw funds on deposit in the Interest Collection Account and apply such funds to pay interest as required by, and subject to the conditions of, Sections 3.2, 3.3, 3.4, 3.6 and 3.7 of the Loan Agreement.

(d)	On any date on which principal is due and payable under the Loan Agreement (including the Scheduled Maturity Date), the Pledgor shall by Pledgor Order executed by an Authorized Officer of the Pledgor, delivered to the Security Agent, direct the Security Agent to withdraw funds on deposit in the Principal Collection Account and apply such funds to pay principal as required by, and subject to the conditions of, Sections 3.1, 3.6 and 3.7 of the Loan Agreement.

(e)	On any date on which any amount (other than principal or interest owing under the Loan Agreement) is due and payable by the Pledgor under the Loan Agreement, the Security Agent shall give the Pledgor written notice of same, and the Pledgor shall by Pledgor Order executed by an Authorized Officer of the Pledgor, delivered to the Security Agent, direct the Security Agent to withdraw funds on deposit in the Collection Accounts and apply such funds to pay such amount as required by, and subject to the conditions of, Sections 3.6, 3.7, 3.8, 3.10, 3.11, 3.13 and 8.1 of the Loan Agreement.

(f)	On any date on which any Equity Restricted Payment is to be made by the Pledgor, the Pledgor may by Pledgor Order executed by an Authorized Officer of the Pledgor, delivered to the Security Agent, direct the Security Agent to withdraw funds on deposit in the Collection Accounts and apply such funds to pay such amount, subject to the conditions of Section 5.1(j) of the Loan Agreement.

(g)	The Security Agent shall at all times be party to the Account Control Agreement which shall provide, inter alia, that the establishment and maintenance of the Accounts shall be governed by the law of the State of New York and that the Security Agent agrees to treat all assets credited to the Accounts as Financial Assets for purposes of the UCC. Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Accounts shall be held for the benefit of the Security Agent. Except in connection with a liquidation pursuant to Section 5, the only permitted withdrawal of assets or securities (other than Cash) from the Accounts or in, or otherwise to the credit of, the Accounts shall be as directed, upon Pledgor Order, in accordance with the provisions of this Section 6.2, Section 6.3 and Section 6.4.

(h)	The Security Agent agrees to give the Pledgor immediate notice if any Account or any assets or securities on deposit therein, or otherwise to the credit thereof, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

6.3	Release of Security Interest in Collateral

(a)	Upon any sale or other disposition by the Pledgor of the Collateral (or portion thereof) in accordance with the terms of this Agreement and the Loan Agreement, the pledge, security interest, Lien and right of set-off of the Security Agent in such Collateral (or the portion thereof which has been sold or otherwise disposed of), and in all Collections and rights with respect to such Collateral (but not in the proceeds of such sale or other disposition), shall, immediately upon the sale or other disposition of such Collateral (or such portion), and without any further action on the part of the Security Agent, be released except to the extent of the interest, if any, in such Collateral which is then retained by the Pledgor or which thereafter reverts to the Pledgor for any reason; provided that the Security Agent shall execute and deliver to the Pledgor any documentation reasonably requested and prepared by the Pledgor (at the Pledgor’s expense) to effectuate or evidence the foregoing.

(b)	If no Event of Default has occurred and is continuing of which the Security Agent shall have written notice, the Security Agent shall, upon receipt of an Pledgor Order executed by an Authorized Officer of the Pledgor or as otherwise provided by the Account Control Agreement, that is delivered to the Security Agent at least two Business Days prior to the date of delivery directed in such Pledgor Order (or such fewer number of days as the Security Agent may agree), deliver or cause to be delivered to or on the order of the Pledgor any Instrument included in the Collateral to the related debtor for ultimate sale or exchange or for presentation, collection, enforcement, renewal or registration of transfer; provided that the Lien of this Agreement on such Instrument remains perfected in accordance with Section 9-312(g) of the UCC and such Instrument shall remain subject to the Lien of this Agreement unless and until released in accordance with the foregoing clause (a).

(c)	The Security Agent shall hold for the benefit of the Secured Parties all Certificated Securities and Instruments in physical form at the office of a custodian appointed by it (the Security Agent Custodian). Initially, such Security Agent Custodian shall be Citibank N.A. with its address at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310. Any successor custodian shall be a state or national bank or trust company which is not an Affiliate of the Pledgor and has capital and surplus of at least USD100,000,000.

6.4	Method of Collateral Transfer

The transfer of Collateral to the Security Agent to be held for the benefit of the Security Agent shall be done in the following manner (with any and all other actions necessary to create in favor of the Security Agent a valid, first-priority security interest in each item of Collateral under applicable law and regulations (including Articles 8 and 9 of the UCC) in effect at the time of such transfer):

(a)	each time that the Pledgor shall direct or cause the acquisition of any Collateral constituting a Security Entitlement, the Pledgor shall, if such Collateral has not already been transferred to the Custodial Account and credited thereto, cause the transfer of such Collateral to the Security Agent to be held in and credited to the Custodial Account for the benefit of the Security Agent in accordance with the terms of the Account Control Agreement;

(b)	each time that the Pledgor shall direct or cause the acquisition of any Collateral constituting a Certificated Security or Instrument in physical form, the Security Agent shall hold for the benefit of the Secured Parties such Certificated Security or Instrument in accordance with Section 6.3(c); and

(c)	the Pledgor shall, within ten days after the date of execution of this Agreement, file, or cause the filing of, all appropriate financing statements covering the Collateral in the proper filing office in the appropriate jurisdictions under applicable law.

6.5	Termination

Upon the termination of this Agreement and the payment in full of all Secured Obligations (other than contingent obligations for which no claim has been made) (and so long as the Reinvestment Period shall have terminated), the Security Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor. The Security Agent shall also execute and deliver to the Pledgor upon such termination and payment such UCC termination statements and such other documentation as shall be reasonably requested and prepared by the Pledgor (at the Pledgor’s expense) to effect the termination and release of the pledge, security interest, Lien and right of set-off granted pursuant to Section 2.

7.	The Security Agent

7.1

The Person serving as the Security Agent hereunder shall have the same rights and powers in its capacity as a Secured Party as any other Secured Party and may exercise the same as though it were not the Security Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Pledgor or any Subsidiary or other Affiliate thereof as if it were not the Security Agent hereunder. 7.2 The Security Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Security Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Potential Event of Default has occurred and is continuing, (b) the Security Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as directed by the Administrative Agent in writing, and (c) shall not be liable for the failure to disclose any information relating to the Pledgor or any of its Affiliates that is communicated to or obtained by it or any of its Affiliates in any capacity (except that the foregoing shall not limit any express obligation hereunder). The Security Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own bad faith, gross negligence or willful misconduct. The Security Agent shall be deemed not to have knowledge of any Event of Default or Potential Event of Default unless and until written notice thereof is given to the Security Agent by the Administrative Agent, and the Security Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, opinion, notice, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Schedule I of the Loan Agreement or elsewhere herein or therein.

7.3

The Security Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, opinion, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Security Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Security Agent may consult with legal counsel (who may be counsel for the Pledgor), independent accountants and other experts selected by it, and shall not be liable (absent gross negligence or willful misconduct) for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Security Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be protected in acting or refraining from acting on any written notice, request, waiver, consent, resolution, certificate, order, direction or other document or instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Security Agent is authorized to act or refrain from acting under this Agreement in accordance with instructions received by it from the Administrative Agent. In performing its duties under this Agreement, the Security Agent may request further instructions from the Administrative Agent as to the course of action desired by the Administrative Agent. If the Security Agent does not receive such instructions within five Business Days after its request, the Security Agent may, but shall be under no duty to, take or refrain from taking a course of action. The Security Agent shall act in accordance with instructions received after such five Business Day period except to the extent that it has already taken, or committed itself to take, action inconsistent with such instructions or acting in accordance with such instructions shall expose the Security Agent to additional costs, obligations or liabilities, in each case, that are not contemplated in this Agreement or any other Support Document. The Security Agent shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted by any Person under any credit document.

7.4	The Security Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Security Agent with reasonable due care. The Security Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Security Agent and any such sub-agent.

7.5	Subject to the appointment and acceptance of a successor Security Agent as provided in this paragraph, the Security Agent may resign at any time by notifying the Secured Parties and the Pledgor. Upon any such resignation, the Required Lenders shall have the right, after prior written consent from the Pledgor (not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Security Agent gives notice of its resignation, then the retiring Security Agent may, after prior written consent from the Pledgor (not to be unreasonably withheld), appoint a successor Security Agent, which shall be a bank with an office in New York City or an Affiliate of any such bank. Upon the acceptance of its appointment as successor Security Agent, such successor Security Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Security Agent and the resigning Security Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Pledgor to a successor Security Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Pledgor and such successor. The provisions of this Section 7 shall continue in effect and survive the termination of this Agreement.

7.6	Neither the Security Agent nor any of its affiliates, directors, officers, shareholders, agents or employees shall be liable to the Pledgor, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of their duties hereunder. The Security Agent shall not be liable for any error of judgment made in good faith by any of its officers. The Security Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby. The Security Agent shall not have any liability for any loss arising from any cause beyond its control, including but not limited to, the act, failure or neglect of any agent selected with reasonable due care by the Security Agent, except with respect to Affiliates of the Security Agent, or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

7.7	The Security Agent shall not be responsible or liable for any loss occasioned by delay in the actual receipt of any certificates, opinions, notices, instruments, notices, schedules, agreements or documents nor for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of external utilities or external communications service, acts or civil or military authority or other governmental actions.

7.8	It is the intention of the parties hereto that the Security Agent shall not be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers as Security Agent hereunder (except for the expenses of the Security Agent in performing its duties hereunder). Anything in this Agreement notwithstanding, in no event shall the Security Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of such loss or damage and regardless of the form of action.

7.9	The Security Agent shall not have any responsibility or liability to evaluate the financial condition of any Person or to review any of the certificates, opinions, instruments, notices, schedules, agreements and documents delivered to it or to enforce any Person’s obligation to deliver them.

7.10	The Security Agent shall not be responsible to any Person for any recitals, statements, information, representations or warranties regarding the Pledgor or the Collateral or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of thereof or any such other document or the financial condition of any Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions related to any Person or the existence or possible existence of any Event of Default or Potential Event of Default. The Security Agent shall not have any obligation whatsoever to any Person to assure that any Collateral exists or is owned by any Person or is cared for, protected or insured or that any liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available with respect thereto.

8.	Miscellaneous

8.1	Notices

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested) or sent by email transmission (of a pdf or similar format file), as follows:

(a)	if to the Pledgor, to it at 601 Lexington Avenue, 26th Floor, New York, NY 10022, Attention: Rocco Del Guercio; Telephone No. 212-257-5193; Email: RDelGuercio@CMFN-INC.COM; and

(b)	if to the Security Agent, to it at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency & Trust - CM Finance.

Either party hereto may change its address for notices and other communications hereunder by notice to the other party hereto.

The Security Agent and the Security Agent Custodian agree to accept and act upon instructions or directions pursuant to this Agreement or any documents executed in connection herewith sent by unsecured email or other similar unsecured electronic methods; provided, that any person providing such instructions or directions (if such person is not listed in Exhibit A (Authorized Representatives of Security Agent) to the Account Control Agreement) shall provide to the Security Agent and the Security Agent Custodian an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Security Agent and the Security Agent Custodian email (of .pdf or similar files) (or instructions by a similar electronic method) and the Security Agent and the Security Agent Custodian in its discretion elects to act upon such instructions, their reasonable understanding of such instructions shall be deemed controlling. The Security Agent and the Security Agent Custodian shall not, in the absence of any bad faith, gross negligence or willful misconduct on the part of the Security Agent or the Security Agent Custodian, as the case may be, be liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Security Agent and the Security Agent Custodian, including without limitation the risk of the Security Agent and the Security Agent Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties.

8.2	No Waiver

No failure on the part of the Security Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Security Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

8.3	Amendments, Etc.

No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the Pledgor, and the Security Agent (acting at the direction of the Required Lenders); provided that, without the prior written consent of each Lender, the Security Agent shall not (except as provided herein) release any Collateral or otherwise terminate any Lien hereunder, agree to additional obligations being secured by any Collateral security, alter the relative priorities of the Secured Obligations entitled to the benefits of the Lien created hereunder, except that no such consent shall be required, and the Security Agent is hereby authorized, to release any Lien covering property that is the subject of a disposition of property permitted under the Loan Agreement (as evidenced by an officer’s certificate of the Pledgor).

The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor, the Security Agent and the Security Agent Custodian.

8.4	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Pledgor and the Security Agent. Neither party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party, and any such purported assignment without such consent shall be void.

8.5	Counterparts

This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by email transmission), each of which will be deemed an original.

8.6	Governing Law

This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of this Agreement and the transactions contemplated hereby (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

8.7	Jurisdiction

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (Proceedings), each party irrevocably: (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

8.8	Waiver of Jury Trial

THE PLEDGOR AND THE SECURITY AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.9	Captions

The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

8.10	Agents and Attorneys-in-Fact

The Security Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

8.11	Severability

If any term, provision, covenant or condition of this Agreement, or the application thereof to either party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

8.12	Third Party Beneficiaries

Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except Section 5.2 hereof, which shall benefit the Secured Parties.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

CM FINANCE SPV LLC

By:
Name:
Title:

Signature Page to Security Agreement

CITIBANK, N.A.
as Security Agent

By:
Name:
Title:

Signature Page to Security Agreement

Page I

8.		Miscellaneous	16

	8.1	Notices	16

	8.2	No Waiver	17

	8.3	Amendments, Etc.	17

	8.4	Successors and Assigns	18

	8.5	Counterparts	18

	8.6	Governing Law	18

	8.7	Jurisdiction	18

	8.8	Waiver of Jury Trial	18

	8.9	Captions	18

	8.10	Agents and Attorneys-in-Fact	19

	8.11	Severability	19

	8.12	Third Party Beneficiaries	19

Page II

Dated as of November 9, 2016

CM FINANCE SPV LLC,

a limited liability company formed under the laws of the State of Delaware as Pledgor

and

CITIBANK, N.A.,

a national banking association

as Security Agent

SECURITY AGREEMENT

Freshfields Bruckhaus Deringer US LLP